 Exhibit 99.2

MB Hospitality (AUSN), LP

Financial Statements

September 30, 2017 and 2016

MB Hospitality (AUSN), LP

September 30, 2017 and 2016

Table of Contents

Page(s)

Balance Sheets	2

Statements of Operations	3

Statements of Partners’ Capital	4

Statements of Cash Flows	5

Notes to Financial Statements	6-9

MB Hospitality (AUSN), LP

Balance Sheets

	As of September 30,
	2017	2016

Assets
Current assets
Cash and cash equivalents	$797,519	$657,285
Reserve and escrow accounts	409,567	-
Prepaid expenses and other current assets	254,756	1,000
Total current assets	1,461,842	658,285
Property and equipment
Land and land improvements	1,446,162	1,446,162
Buildings and improvements	9,922,924	-
Furniture, fixtures and equipment	1,924,759	-
Computer software and equipment	1,080	-
Construction in progress	-	8,874,280
	13,294,925	10,320,442
Less accumulated depreciation	(414,351)	-
Total property and equipment, net	12,880,574	10,320,442
Other assets, net of accumulated amortization	134,464	188,041
Total Assets	$14,476,880	$11,166,768

Liabilities and Partners' Capital
Current liabilities
Accounts payable	$21,813	$724,584
Accrued expenses and other liabilities	420,807	457
Total current liabilities	442,620	725,041
Line of credit	10,107,233	6,125,713
Total liabilities	10,549,853	6,850,754
Commitments and contingencies
Partners' capital
General partner	393	432
Limited partners	3,926,634	4,315,582
Total partners' capital	3,927,027	4,316,014
Total Liabilities and Partners' Capital	$14,476,880	$11,166,768

See accompanying notes to financial statements.

MB Hospitality (AUSN), LP

Statements of Operations

	Nine Months Ended September 30,
	2017	2016

Revenues	$2,432,744	$-
Costs and expenses
Rooms	579,375	-
General and administrative	571,505	30,681
Advertising and marketing	64,583	1,722
Repairs and maintenance	37,042	156
Utilities	112,833	-
Property taxes and insurance	189,589	-
Management fee and owners' expense	97,454	-
Information and telecommunication systems	40,760	851
Other expenses	7,318	-
Total costs and expenses	1,700,459	33,410
Operating income (loss)	732,285	(33,410)
Interest expense	329,186	49,695
Depreciation and amortization	414,351	-
Net loss	$(11,252)	$(83,105)

See accompanying notes to financial statements.

MB Hospitality (AUSN), LP

Statements of Partners’ Capital

For the Nine Months Ended September 30, 2107 and 2016

	General Partner	Limited Partners	Total
Balance, January 1, 2016	$440	$4,398,679	$4,399,119
Net loss	(8)	(83,097)	(83,105)
Balance, September 30, 2016	$432	$4,315,582	$4,316,014

Balance January 1, 2017	$419	$4,187,860	$4,188,279
Distribution	(25)	(249,975)	(250,000)
Net loss	(1)	(11,251)	(11,252)
Balance, September 30, 2017	$393	$3,926,634	$3,927,027

See accompanying notes to financial statements.

MB Hospitality (AUSN), LP

Statements of Cash Flows

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(11,252)	$(83,105)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	414,351	-
Amortization of deferred financing costs	49,695	49,695
Amortization of franchise fees	1,250	-
Changes in operating assets and liabilities:
Reserve and escrow accounts	(409,567)	-
Prepaid expenses and other current assets	(200,977)	(1,000)
Accounts payable	(319,176)	-
Due to affiliate	(142,176)	(13,513)
Accrued expenses and other liabilities	420,646	457
Net cash provided by (used in) operating activities	(197,206)	(47,466)

Cash flows from investing activities:
Purchase of property and equipment	(886,982)	(7,659,406)
Net cash used in investing activities	(886,982)	(7,659,406)

Cash flows from financing activities:
Distribution to partners	(250,000)	-
Proceeds from line of credit	1,472,210	6,124,713
Net cash provided by financing activities	1,222,210	6,124,713
Net increase (decrease) in cash and cash equivalents	138,022	(1,582,159)
Cash and equivalents at beginning of period	659,497	2,239,444
Cash and equivalents at end of period	$797,519	$657,285

Supplemental disclosure of cash flow information:
Cash paid for interest	$279,491	$44,229

Non-cash investing activities:
Purchase of property and equipment	$-	$495,842

See accompanying notes to financial statements.

MB Hospitality (AUSN), LP

Notes to Financial Statements

September 30, 2017 and 2016

Note 1 - Summary of Significant Accounting Policies

Description of business

MB Hospitality (AUSN), LP (“the Partnership”), a  Texas limited partnership,  was formed on January 22, 2015.  The Partnership was formed to develop, own and operate a hotel in Austin, Texas consisting of 122 guest rooms and related amenities and facilities. The hotel opened on January 3, 2017.

Organization

The Partnership’s ownership structure is comprised of a General Partner with a 0.01% interest and two Limited Partners with 4.99% and 95.00% interests.  Profit and losses are allocated proportionally to the partners based on their respective capital percentages.  The partnership agreement has a term lasting until December 31, 2065, unless sooner dissolved in accordance with the agreement.

Cash equivalents

For purposes of the statements of cash flows, the Partnership considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Reserve and escrow accounts

The Partnership’s reserve and escrow accounts consists of escrow deposits to be used for future improvements to the property and for property and insurance tax payments.

Property and equipment

Property and equipment are stated at cost. Depreciation is calculated on the straight-line method based upon the estimated useful lives of the assets as follows:

Useful Lives
Building improvements	27.5 years
Building	39 years
Computer software and equipment	5 years
Furniture, fixtures and equipment	7 years
Land improvements	15 years

Improvements that extend the life of the asset are capitalized.  Maintenance and repairs are charged to expense as incurred.

The Partnership reviews its properties whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable through operations. If an impairment is indicated, a loss will be recorded for the amount by which the carrying value of the property exceeds its fair value.  The Partnership does not believe that any such changes have occurred and as such there were no impairment losses recorded in 2017 or 2016.

MB Hospitality (AUSN), LP

Notes to Financial Statements

September 30, 2017 and 2016

Note 1 - Summary of Significant Accounting Policies (Continued)

Accounts receivable

Accounts receivable consist of unbilled hotel guest charges for guests staying at the hotel at period-end and corporate account customer charges from various times throughout the year.  The Partnership estimates an allowance for doubtful accounts based on historical activity, with no allowance deemed necessary as of September 30, 2017 and 2016.

Other assets

Other assets include deferred franchise fees. Deferred franchise fees represent the initial fees to obtain the right to operate the hotel under the System Hotel name. Deferred franchise fees are amortized on a straight-line basis from the date the hotel opened for business through the expiration date of the franchise agreement.

Deferred financing costs

Deferred financing costs are incurred in connection with the issuance of long-term debt, and are capitalized and amortized using the straight-line method, which approximates the interest method, over the expected terms of the related debt agreements.

Income taxes

The Partnership is organized as a Texas limited partnership and therefore, income and losses are reported in the tax returns of the partners.

The Partnership recognizes in the financial statements the impact of an uncertain tax position only if that position is more likely than not of being sustained upon examination by the taxing authority. Should the Partnership be subject to examination by the taxing authority, any adjustments required would be passed through to the partners’ for their share of such adjustments.

Revenue recognition

Revenues are recognized when services have been performed, generally at the time of the hotel stay or at the point of sale.

Advertising

Advertising costs are expensed as incurred. Advertising expense was $64,583 and $1,722, for the  nine months ended September 30, 2017 and 2016, respectively, which is included in advertising and marketing on the accompanying statements of operations.

Concentrations of credit risk

The Partnership operates one hotel. Future operations could be affected by economic or other conditions in its geographical area or by changes in the travel and tourism industry.

MB Hospitality (AUSN), LP

Notes to Financial Statements

September 30, 2017 and 2016

Note 1 - Summary of Significant Accounting Policies (Continued)

Concentrations of credit risk (continued)

Financial instruments which potentially subject the Partnership to concentrations of credit risk are primarily cash and cash equivalents.  The Partnership maintains cash accounts in major U.S. financial institutions. The balances of these accounts occasionally exceed the federally insured limits, although no losses have been incurred in connection with such cash balances.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Note 2 - Credit Facility

Effective November 18, 2015, the Partnership entered into a credit facility with a financial institution that allows for draws up to $10,290,000.  Interest is due monthly with the  outstanding  principal balance and any accrued but unpaid interest due at maturity on  November 18, 2018.  The credit facility is secured by the hotel and partners’ guarantees. Interest accrues at a rate of LIBOR plus 3% per annum. As of September 30, 2017 and 2016, the interest rate was 4.23% and 3.53%, respectively.

For the nine months ended September 30, 2016, the Partnership capitalized $44,229 of interest from the credit facility related to the construction of the hotel.

In connection with the credit facility, the Partnership incurred deferred financing costs of $198,779.  The Partnership recorded $49,695 of interest expense related to the deferred financing costs of the credit facility for the nine months ended September 30, 2017 and 2016. The unamortized debt financing cost was $71,781 and $138,041 at September 30, 2017 and 2016,  respectively.

Note 3 - Related Party Transactions

For the nine months ended September 30, 2017 and 2016, the Partnership incurred $36,501 and $0, respectively, in asset management fees, to a related party for hotel management functions. The management fee is calculated based on 1.5% of gross revenue.

Note 4 - Commitments and Contingencies

Subsequent to September 30, 2017, the Partnership received a letter of intent for the purchase of the hotel from a public company. There is a due diligence period of 45 days with closing set to occur 30 days after the due diligence period.

MB Hospitality (AUSN), LP

Notes to Financial Statements

September 30, 2017 and 2016

Note 5 - Subsequent Events

The Partnership has evaluated for subsequent events through December 26, 2017, which is the date the financial statements were available to be issued and has determined that there are no other items that require disclosure.